EXHIBIT 5.2

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March 31, 2010	FILE NO: 51645.000001
Atmos Energy Corporation
1800 Three Lincoln Centre
5430 LBJ Freeway
Dallas, Texas 75240
     Re:   Atmos Energy Corporation Registration Statement on Form S-3
Ladies and Gentlemen:
     We have examined the Registration Statement on Form S-3 (the “Registration Statement”) of Atmos Energy Corporation (the “Company”) to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (as amended, the “Act”), on the date hereof, in connection with the offering and issuance from time to time by the Company of the following: (i) one or more series of its debt securities and (ii) shares of its Common Stock, no par value per share (the “Common Stock”). All capitalized terms which are not defined herein shall have the meanings assigned to them in the Registration Statement.
     In connection with our examination of documents as hereinafter described, we have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency of such persons.
     For the purpose of rendering this opinion, we have made such factual and legal examination as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies of the following:
(1)	The Restated Articles of Incorporation of the Company, as amended to date (the “Articles of Incorporation”);

(2)	The Amended and Restated Bylaws of the Company, as amended to date (the “Bylaws”);

Atmos Energy Corporation
March 31, 2010

(3)	Such records of the corporate proceedings of the Company, and such other documents that we considered necessary or appropriate for the purpose of rendering this opinion; and

(4)	Such other certificates and assurances from public officials, officers and representatives of the Company that we considered necessary or appropriate for the purpose of rendering this opinion.
     On the basis of the foregoing examination, and in reliance thereon and on the statements of fact therein, and subject to completion of the corporate action required to be taken by the Company in connection with the issuance of Common Stock, we are of the opinion that when the Common Stock shall have been authorized, issued and sold within the limits and as described in the Registration Statement, and if in an underwritten offering, in accordance with the terms and conditions of the applicable underwriting agreement, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to the applicable offering of such Common Stock, the Common Stock will be validly issued and the Common Stock will be fully paid and nonassessable.
     The opinions set forth herein are subject to the following assumptions, qualifications and limitations being true and correct at or prior to the time of the delivery of any Security:
     (a) the Board of Directors of the Company will have duly authorized and taken any necessary corporate action to approve the issuance and sale of shares of Common Stock in conformity with the Articles of Incorporation and Bylaws, each as amended through such time (subject to the further assumption that such instruments have not been amended from the date hereof in a manner that would affect any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which such shares of Common Stock are offered and will not have been modified or rescinded (subject to the further assumption that the sale of any shares of Common Stock takes place in accordance with such authorization);
     (b) the Registration Statement, and any amendments thereto (including post-effective amendments), filed under the Act and the effectiveness thereof will not have been terminated or rescinded;
     (c) a prospectus supplement (a “Prospectus Supplement”) will have been prepared and filed with the SEC describing the shares of Common Stock offered thereby; and

Atmos Energy Corporation
March 31, 2010

     (d) all shares of Common Stock will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate Prospectus Supplement and there will not have occurred any change in law affecting any of the opinions rendered herein.
     This opinion is limited to the present laws of the Commonwealth of Virginia, and to the present judicial interpretations thereof and to the facts as they presently exist. We express no opinion as to the effect of the laws of the State of Texas on the issuance, payment and nonassessability of the Common Stock. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.
     We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC.

Very truly yours,
/s/ Hunton & Williams LLP